Exhibit 99.1

Mallinckrodt plc Reports Earnings Results for Second Quarter of Fiscal 2017

-- Net sales of $824.5 million --
-- Specialty Brands segment net sales increased 0.9%, 1.2% on a constant-currency basis --
-- Specialty Generics segment net sales decreased 18.0%, 17.8% on a constant-currency basis --

-- GAAP1 diluted earnings per share from continuing operations of $0.72; adjusted diluted earnings per share of $1.85 --

-- Second quarter operating cash flow of $319.9 million; free cash flow of $270.9 million --

-- Adjusted diluted earnings per share guidance reiterated at $7.40 to $8.00 for fiscal 2017 --

STAINES-UPON-THAMES, United Kingdom - August 8, 2017 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the three-month and six-month periods ended June 30, 2017. Unless otherwise noted, all comparisons are to the prior year comparable three-month and six-month periods ended June 24, 2016.

Net sales were $824.5 million in the second quarter, down 4.9%, or 4.6% on a constant-currency basis. GAAP gross profit was $416.1 million with gross profit as a percentage of net sales of 50.5%, compared with 56.4%, impacted by continued pricing pressure within the Specialty Generics segment. Adjusted gross profit was $591.9 million, compared with $666.0 million. Adjusted gross profit as a percentage of net sales was 71.8% versus 76.9%.

“Mallinckrodt delivered another solid quarter, executing against our strategy to become a high-performing, specialty pharmaceutical company,” said Mark Trudeau, Chief Executive Officer and President, Mallinckrodt. “We have made notable progress this quarter in advancing our organic pipeline in Specialty Brands and Specialty Generics. In addition, most recently we announced our planned acquisition of InfaCare and its new chemical entity stannsoporfin, a unique drug in late-stage development for treatment of severe hyperbilirubinemia, or jaundice, in newborns.”

“Mallinckrodt continues to build a differentiated, durable portfolio of branded therapies and with this addition, in particular, we are further benefiting fragile pediatric patients and the healthcare system today and in the future,” Trudeau concluded.

GAAP selling, general and administrative (SG&A) expenses were $232.1 million, compared with $224.9 million, representing 28.2% and 26.0% of net sales, respectively. Adjusted SG&A expenses were $226.3 million or 27.4% of net sales, compared with $226.6 million or 26.1%. Research and development expenses in the second quarter were $69.2 million or 8.4% of net sales, compared with $74.8 million or 8.6%.

Income tax benefit was $40.1 million versus $98.1 million, resulting in GAAP effective tax rates of negative 131.5% and 124.8%, respectively. The adjusted effective tax rate was 15.0% in the second quarter compared with 17.2%.

GAAP diluted earnings per share results from continuing operations were $0.72 in the second quarter compared with $1.62. The reduction in earnings per share from continuing operations reflects continued weakness in the Specialty Generics business impacting both net sales and gross margin, partially offset

(1) Generally accepted accounting principles in the United States

(2) The as-reported and constant currency growth percentages are identical for H.P. Acthar Gel, INOMAX and OFIRMEV.

by $6.6 million of gain in other income related to debt repurchases. Adjusted diluted earnings per share were $1.85 versus $2.03.

Six-Month Fiscal 2017 Results
Net sales were $1.635 billion, down 2.8% compared with $1.682 billion. The decrease came primarily from continued pressure in the Specialty Generics segment.

On a GAAP basis, income from continuing operations was $99.5 million, compared with $275.2 million. Diluted earnings per share from continuing operations were $0.98 compared with $2.48, reflecting the impact of various transactions including legal settlements and defined benefit pension termination expenses, offset by a gain on the divesture of the Intrathecal Therapy business.

On an adjusted basis, adjusted net income was $356.4 million, compared with $424.6 million. Adjusted diluted earnings per share were $3.52, compared with $3.83. The company is reiterating its adjusted diluted earnings per share guidance of $7.40 to $8.00 for fiscal 2017.

BUSINESS SEGMENT RESULTS

Specialty Brands Segment
Net sales for the Specialty Brands segment were $594.5 million in the second quarter, compared with $589.3 million, or an increase of 0.9%, or 1.2% on a constant-currency basis.

H.P. Acthar® Gel net sales were $319.4 million in the second quarter period, a 7.1%2 increase over $298.3 million. INOMAX® (nitric oxide) gas, for inhalation, generated net sales of $125.5 million, up 3.6%2 over $121.1 million. OFIRMEV® (acetaminophen) injection net sales were $75.7 million compared with $70.7 million, an increase of 7.1%2.

Net sales of the Therakos® immunology platform were $51.2 million compared with $52.5 million, a decrease of 2.5%; an increase of 1.2% on a constant-currency basis. While the kit supply issue was resolved in the first quarter, the company underestimated the complexity of the conversion from the XTS to Cellex devices, resulting in lower than anticipated net sales. These transitional issues will likely continue for the next several quarters; however, longer term the company believes the product will return to its normal expected growth range.

Specialty Generics Segment
Net sales in the second quarter decreased 18.0% to $216.0 million, compared with $263.4 million, better than expectations due to continued solid performance by the active pharmaceutical ingredients products, as well as the segment’s other controlled substances and other products categories. On a constant-currency basis, segment net sales declined 17.8%.

LIQUIDITY
Mallinckrodt’s cash provided by operating activities was $319.9 million in the second quarter with free cash flow of $270.9 million.

During the second quarter, the company continued share repurchases, buying 2.4 million ordinary shares for $100.7 million, bringing the total shares repurchased in the six-month period to 8.0 million ordinary shares. In addition to normal debt service, the company reduced its accounts receivable securitization by $25.0 million and repurchased $53.9 million in debt during the second quarter, resulting in a $6.6 million gain in other income. The company has repaid $292.8 million in debt during the six-months ended June 30, 2017.

Despite the significant capital allocation activities undertaken in the quarter, Mallinckrodt’s cash balance increased from the prior quarter to $330.2 million at the end of the second quarter, and its $900.0 million revolver remains undrawn.

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call on Tuesday, August 8, 2017, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 44423295.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Aug. 8, 2017, and ending at 11:59 p.m. Eastern Time on Tuesday, Aug. 22, 2017. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 44423295.

ABOUT MALLINCKRODT
Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; and analgesics and hemostasis products. The company's core strengths include the acquisition and management of highly regulated raw materials and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Brands segment includes branded medicines and its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, restructuring and related charges, net; amortization and impairment charges; discontinued operations; acquisition-related expenses; changes in fair value of contingent consideration obligations;

inventory step-up expenses; significant legal and environmental charges; pension settlement charges; recurrent cash tax payments to the IRS associated with internal installment sales transactions; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in its reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Free cash flow for the second quarter represents net cash provided by operating activities of $319.9 million less capital expenditures of $49.0 million, each as prepared in accordance with GAAP. Free cash flow for the six-month period represents net cash provided by operating activities of $222.5 million less capital expenditures of $101.6 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's ability to successfully develop or commercialize new products; Mallinckrodt's ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks.

These and other factors are identified and described in more detail in the "Risk Factors" sections of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended September 30, 2016. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Coleman N. Lannum, CFA
Senior Vice President, Investor Strategy and IRO
314-654-6649
cole.lannum@mallinckrodt.com

Daniel J. Speciale, CPA
Director, Investor Relations
314-654-3638
daniel.speciale@mallinckrodt.com

Media
Rhonda Sciarra
Senior Communications Manager
908-238-6765
rhonda.sciarra@mallinckrodt.com

Meredith Fischer
Chief Public Affairs Officer
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	June 30, 2017	Percent of Net sales	June 24, 2016	Percent of Net sales
Net sales	$824.5	100.0%	$866.6	100.0%
Cost of sales	408.4	49.5	377.8	43.6
Gross profit	416.1	50.5	488.8	56.4
Selling, general and administrative expenses	232.1	28.2	224.9	26.0
Research and development expenses	69.2	8.4	74.8	8.6
Restructuring charges, net	0.6	0.1	14.0	1.6
Loss on divestiture and license	2.1	0.3	—	—
Operating income	112.1	13.6	175.1	20.2
Interest expense	(92.2)	(11.2)	(95.6)	(11.0)
Interest income	0.6	0.1	0.4	—
Other income (expense), net	10.0	1.2	(1.3)	(0.2)
Income from continuing operations before income taxes	30.5	3.7	78.6	9.1
Income tax benefit	(40.1)	(4.9)	(98.1)	(11.3)
Income from continuing operations	70.6	8.6	176.7	20.4
(Loss) income from discontinued operations, net of income taxes	(7.8)	(0.9)	22.6	2.6
Net income	$62.8	7.6%	$199.3	23.0%

Basic earnings per share:
Income from continuing operations	$0.72		$1.63
(Loss) income from discontinued operations	(0.08)		0.21
Net income	0.64		1.84
Diluted earnings per share:
Income from continuing operations	$0.72		$1.62
(Loss) income from discontinued operations	(0.08)		0.21
Net income	0.64		1.82
Weighted-average number of shares outstanding:
Basic	98.5		108.6
Diluted	98.7		109.4

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	June 30, 2017				June 24, 2016
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$416.1	$232.1	$62.8	$0.64	$488.8	$224.9	$199.3	$1.82
Adjustments:
Intangible asset amortization	172.4	(2.3)	174.7	1.77	174.0	(1.8)	175.8	1.61
Restructuring and related charges, net (1)	0.5	(0.4)	1.5	0.02	0.6	(0.7)	15.2	0.14
Inventory step-up expense	2.9	—	2.9	0.03	2.6	—	2.6	0.02
Income from discontinued operations	—	—	7.8	0.08	—	—	(22.6)	(0.21)
Change in contingent consideration fair value	—	(2.0)	2.0	0.02	—	4.3	(4.3)	(0.04)
Acquisition related expenses	—	(1.1)	1.1	0.01	—	(0.1)	0.1	—
Intrathecal divestiture	—	—	2.1	0.02	—	—	—	—
Income taxes (2)	—	—	(72.3)	(0.73)	—	—	(144.3)	(1.32)
As adjusted	$591.9	$226.3	$182.6	$1.85	$666.0	$226.6	$221.8	$2.03

Percent of net sales	71.8%	27.4%	22.1%		76.9%	26.1%	25.6%

(1)	Includes pre-tax accelerated depreciation.

(2)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	June 30, 2017	June 24, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$594.5	$589.3	0.9%	(0.3)%	1.2%
Specialty Generics	216.0	263.4	(18.0)	(0.2)	(17.8)
	810.5	852.7	(4.9)	(0.3)	(4.6)
Other(1)	14.0	13.9	0.7	—	0.7
Net sales	$824.5	$866.6	(4.9)%	(0.3)%	(4.6)%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	June 30, 2017	June 24, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$319.4	$298.3	7.1%	—%	7.1%
Inomax	125.5	121.1	3.6	—	3.6
Ofirmev	75.7	70.7	7.1	—	7.1
Therakos immunotherapy	51.2	52.5	(2.5)	(3.7)	1.2
Hemostasis products	13.5	13.9	(2.9)	(0.1)	(2.8)
Other	9.2	32.8	(72.0)	(0.1)	(71.9)
Specialty Brands Total	$594.5	$589.3	0.9%	(0.3)%	1.2%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$23.0	$38.2	(39.8)%	—%	(39.8)%
Oxycodone (API) and oxycodone-containing tablets	25.1	30.6	(18.0)	—	(18.0)
Methylphenidate ER	20.2	24.3	(16.9)	—	(16.9)
Other controlled substances	107.7	124.7	(13.6)	—	(13.6)
Other products	40.0	45.6	(12.3)	(1.4)	(10.9)
Specialty Generics Total	$216.0	$263.4	(18.0)%	(0.2)%	(17.8)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Six Months Ended
	June 30, 2017	Percent of Net sales	June 24, 2016	Percent of Net sales
Net sales	$1,635.4	100.0%	$1,682.4	100.0%
Cost of sales	800.7	49.0	768.5	45.7
Gross profit	834.7	51.0	913.9	54.3
Selling, general and administrative expenses	540.2	33.0	434.2	25.8
Research and development expenses	131.4	8.0	132.9	7.9
Restructuring charges, net	17.8	1.1	22.4	1.3
Non-restructuring impairments	—	—	16.9	1.0
Gains on divestiture and license	(57.0)	(3.5)	—	—
Operating income	202.3	12.4	307.5	18.3
Interest expense	(186.4)	(11.4)	(192.8)	(11.5)
Interest income	1.5	0.1	0.6	—
Other income (expense), net	2.5	0.2	(2.0)	(0.1)
Income from continuing operations before income taxes	19.9	1.2	113.3	6.7
Income tax benefit	(79.6)	(4.9)	(161.9)	(9.6)
Income from continuing operations	99.5	6.1	275.2	16.4
Income from discontinued operations, net of income taxes	362.5	22.2	42.4	2.5
Net income	$462.0	28.2%	$317.6	18.9%

Basic earnings per share:
Income from continuing operations	$0.99		$2.50
Income from discontinued operations	3.59		0.39
Net income	4.58		2.89
Diluted earnings per share:
Income from continuing operations	$0.98		$2.48
Income from discontinued operations	3.58		0.38
Net income	4.57		2.87
Weighted-average number of shares outstanding:
Basic	100.9		109.9
Diluted	101.2		110.8

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Six Months Ended
	June 30, 2017				June 24, 2016
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$834.7	$540.2	$462.0	$4.57	$913.9	$434.2	$317.6	$2.87
Adjustments:
Intangible asset amortization	345.2	(4.6)	349.8	3.46	347.2	(3.6)	350.8	3.17
Restructuring and related charges, net (1)	1.0	(1.4)	20.2	0.20	1.2	(1.8)	25.3	0.23
Inventory step-up expense	5.9	—	5.9	0.06	4.7	—	4.7	0.04
Income from discontinued operations	—	—	(362.5)	(3.58)	—	—	(42.4)	(0.38)
Change in contingent consideration fair value	—	(0.2)	0.2	—	—	10.6	(10.6)	(0.10)
Acquisition related expenses	—	(1.1)	1.1	0.01	—	(2.0)	2.0	0.02
Non-restructuring impairment charges	—	—	—	—	—	—	16.9	0.15
Debt refinancing	—	—	10.0	0.10	—	—	—	—
Pension settlement charge	—	(69.2)	69.2	0.68	—	—	—	—
Intrathecal divestiture	—	—	(57.0)	(0.56)	—	—	—	—
Income taxes (2)	—	—	(142.5)	(1.41)	—	—	(239.7)	(2.16)
As adjusted	$1,186.8	$463.7	$356.4	$3.52	$1,267.0	$437.4	$424.6	$3.83

Percent of net sales	72.6%	28.4%	21.8%		75.3%	26.0%	25.2%

(1)	Includes pre-tax accelerated depreciation.

(2)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Six Months Ended
	June 30, 2017	June 24, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,151.7	$1,124.3	2.4%	(0.4)%	2.8%
Specialty Generics	454.6	527.8	(13.9)	—	(13.9)
	1,606.3	1,652.1	(2.8)	(0.3)	(2.5)
Other(1)	29.1	30.3	(4.0)	—	(4.0)
Net sales	$1,635.4	$1,682.4	(2.8)%	(0.3)%	(2.5)%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Six Months Ended
	June 30, 2017	June 24, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$591.2	$546.7	8.1%	—%	8.1%
Inomax	253.9	236.6	7.3	—	7.3
Ofirmev	149.1	141.8	5.1	—	5.1
Therakos immunotherapy	102.4	102.7	(0.3)	(4.3)	4.0
Hemostasis products	26.6	25.3	5.1	(0.1)	5.2
Other	28.5	71.2	(60.0)	(0.1)	(59.9)
Specialty Brands Total	$1,151.7	$1,124.3	2.4%	(0.4)%	2.8%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$53.3	$79.0	(32.5)%	—%	(32.5)%
Oxycodone (API) and oxycodone-containing tablets	47.2	68.5	(31.1)	—	(31.1)
Methylphenidate ER	43.9	48.9	(10.2)	—	(10.2)
Other controlled substances	215.1	246.6	(12.8)	—	(12.8)
Other products	95.1	84.8	12.1	(0.1)	12.2
Specialty Generics Total	$454.6	$527.8	(13.9)%	—%	(13.9)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 30, 2017	December 30, 2016
Assets
Current Assets:
Cash and cash equivalents	$330.2	$342.0
Accounts receivable, net	482.1	431.0
Inventories	339.4	350.7
Prepaid expenses and other current assets	134.0	131.9
Notes receivable	154.0	—
Current assets held for sale	—	310.9
Total current assets	1,439.7	1,566.5
Property, plant and equipment, net	940.7	881.5
Goodwill	3,446.2	3,498.1
Intangible assets, net	8,604.7	9,000.5
Other assets	189.9	259.7
Total Assets	$14,621.2	$15,206.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$519.4	$271.2
Accounts payable	113.9	112.1
Accrued payroll and payroll-related costs	92.8	76.1
Accrued interest	54.1	68.7
Income taxes payable	122.0	101.7
Accrued and other current liabilities	460.2	557.1
Current liabilities held for sale	—	120.3
Total current liabilities	1,362.4	1,307.2
Long-term debt	5,338.5	5,880.8
Pension and postretirement benefits	67.7	136.4
Environmental liabilities	73.6	73.0
Deferred income taxes	2,254.4	2,398.1
Other income tax liabilities	67.5	70.4
Other liabilities	361.1	356.1
Total Liabilities	9,525.2	10,222.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	23.7	23.6
Ordinary shares held in treasury at cost	(1,296.9)	(919.8)
Additional paid-in capital	5,459.7	5,424.0
Retained earnings	917.5	529.0
Accumulated other comprehensive income	(8.0)	(72.5)
Total Shareholders' Equity	5,096.0	4,984.3
Total Liabilities and Shareholders' Equity	$14,621.2	$15,206.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six Months Ended
	June 30, 2017	June 24, 2016
Cash Flows From Operating Activities:
Net income	$462.0	$317.6
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	406.0	419.0
Share-based compensation	31.8	22.1
Deferred income taxes	(157.6)	(215.4)
Non-cash impairment charges	—	16.9
Gain on divestitures	(419.1)	(2.1)
Other non-cash items	32.4	18.6
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(52.6)	(17.2)
Inventories	(8.5)	8.0
Accounts payable	(10.7)	4.4
Income taxes	12.5	58.4
Other	(73.7)	52.7
Net cash from operating activities	222.5	683.0
Cash Flows From Investing Activities:
Capital expenditures	(101.6)	(84.5)
Acquisitions and intangibles, net of cash acquired	—	(169.5)
Proceeds from divestitures, net of cash	576.9	3.0
Other	(9.9)	4.6
Net cash from investing activities	465.4	(246.4)
Cash Flows From Financing Activities:
Issuance of external debt	40.0	36.3
Repayment of external debt and capital leases	(332.8)	(177.5)
Debt financing costs	(13.0)	—
Proceeds from exercise of share options	3.9	4.9
Repurchase of shares	(380.8)	(326.6)
Other	(19.5)	(23.0)
Net cash from financing activities	(702.2)	(485.9)
Effect of currency rate changes on cash	1.6	2.1
Net change in cash, cash equivalents and restricted cash	(12.7)	(47.2)
Cash, cash equivalents and restricted cash at beginning of period	361.1	588.4
Cash, cash equivalents and restricted cash at end of period	$348.4	$541.2